Exhibit 99.1

Monster Worldwide Reports Third Quarter 2012 Results and Announces Corporate Restructuring

•	Third Quarter Results

•	Revenue from Continuing Operations of $222 million

•	GAAP EPS from Continuing Operations of $0.35, includes $0.28 non-recurring tax benefit

•	Non-GAAP EPS from Continuing Operations of $0.09

•	Announces Corporate Restructuring

•	Concentrates resources on core business in North America and key European & Asian markets supported by increased marketing and sales

•	Pursues sale of ChinaHR and evaluates options in developing markets

•	Combined actions expected to reduce Operating Expense by approximately $130 million on an annualized basis

•	Review of Strategic Alternatives Ongoing

New York, November 8, 2012 — Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the third quarter ended September 30, 2012. The Company also announced that it will implement a corporate restructuring to focus on its core business and reduce its cost structure in order to improve profitability and cash flow.

Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “During the third quarter, our bookings in North America, excluding the Government vertical, were up slightly, while bookings in Europe and Asia were negatively impacted by the challenging economic environment. We are implementing a plan to concentrate our resources on our largest markets where we generate the lion’s share of our revenue and profit and where we are experiencing increased customer traction with our advanced technologies. We believe this plan provides Monster the resources to grow our leading businesses in North America and Europe.”

“While our strategic alternatives review is ongoing and we remain committed to maximizing value for shareholders, today we are announcing a series of actions designed to increase the Company’s profitability and strengthen its core profitable markets,” Iannuzzi concluded.

Corporate Restructuring

The restructuring actions announced today include:

•

Pursuing a sale of ChinaHR and classifying the asset as held for sale in third quarter financial results. As a result, ChinaHR is excluded from third quarter continuing operations and prior results have been restated to reflect this change. The Company reported a non-cash asset impairment charge and deferred tax asset write-off of $225 million related to ChinaHR in the GAAP operating results.

•	Evaluating all options for developing markets and substantially curtailing the losses incurred in those markets.

•	Continuing and accelerating the redeployment of expenses into marketing and sales in Monster’s core markets, while reducing the run rate of operating expenses.

This series of actions described above is expected to reduce Monster Worldwide’s operating expense by approximately $130 million on an annualized basis. Cumulative pre-tax charges within the range of $50 million to $60 million will be recorded, of which the majority will be cash and recorded in the fourth quarter 2012. The Company anticipates the majority of these actions will occur by year end.

Third Quarter 2012 Results

As a result of the impairment charge and classification of ChinaHR as an asset held for sale, actual reported results will not be comparable to revenue and EPS guidance provided in Monster Worldwide’s August 2, 2012 second quarter earnings release. On a comparable basis, third quarter revenue and EPS are in line with previous guidance range.

Total bookings from continuing operations were $213 million, compared to $249 million in the same period a year ago. On a year over year basis, currency translation had a $7 million negative impact on bookings in the third quarter 2012. The year over year decline in total bookings is primarily attributable to continued weakness in Europe and Asia, both of which have been negatively impacted by global economic challenges, partially offset by strength in North America’s staffing and newspaper channels.

Revenue from continuing operations was $222 million, compared to third quarter 2011 revenue of $249 million. On a year over year basis, currency translation had a $9 million negative impact on revenue in the third quarter 2012. Historical data on bookings and revenue from continuing operations for prior quarters is available in the Company’s supplemental financial information.

Consolidated GAAP operating expenses from continuing operations of $207 million compares to $219 million in the third quarter 2011. Net income from continuing operations for the third quarter was $39 million, or $0.35 per share, which included a $31 million or $0.28 per share non-cash tax benefit associated with the reversal of a previously recorded ASC 740 (FIN 48) tax and interest liability. In the third quarter 2011, the Company reported net income from continuing operations of $19 million, or $0.15 per share. Pro-forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

Non-GAAP net income from continuing operations of $9.5 million, or $0.09 per share, compares to $20 million, or $0.16 per share in the third quarter 2011. Non-GAAP operating expenses of $205 million decreased 6% year over year.

Cash and cash equivalents were $175 million as of September 30, 2012 compared to $250 million as of December 31, 2011. Net operating cash flow in the quarter was $7.7 million. Deferred revenue as of September 30, 2012 was $333 million compared to $330 million as of September 30, 2011, which excludes results from ChinaHR.

Nine Months Results

Monster Worldwide reported total revenue from continuing operations of $682 million for the nine months ended September 30, 2012 compared to $761 million in the same period last year, which included $22 million from IAF’s arbitrage lead generation business and a $2.7 million purchase accounting adjustment related to the HotJobs acquisition. The Company reported GAAP earnings from continuing operations of $57 million, or $0.50 per diluted share, compared to GAAP earnings of $35 million, or $0.27 per diluted share, in the prior period.

Share Repurchase

During the third quarter 2012, Monster repurchased 1.1 million shares of its common stock at an average cost of $6.16 per share, for a total of $7 million. At September 30, 2012, there was approximately $143 million remaining under the Company’s previously announced $250 million share repurchase program.

Company Provides Q4 EPS Guidance

In light of the continued global economic weakness and actions announced today, the Company will not be providing guidance for bookings and revenues at this time. Fourth quarter EPS from continuing operations is expected to be in the range of $0.05 to $0.10. This translates into full year 2012 EPS from continuing operations to be in the range of $0.29 to $0.34.

Conference Call and Webcast

Third quarter 2012 results will be discussed on Monster Worldwide’s quarterly conference call on November 8, 2012 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID 43475537.

A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly at http://www.about-monster.com/sites/default/files/2012_Q3_earningslidefinal.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

The Company has also made available certain supplemental financial information which can be accessed directly at http://www.about-monster.com/sites/default/files/2012_Q3_MWWFinancialSupplements.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

For a replay of the conference call, please dial (855) 859-2056 or (404) 537-3406 and reference ID# 21035000. This number is valid until midnight on November 22, 2012.

Contacts

Investors: Lori Chaitman, (212) 351-7090, Lori.Chaitman@monster.com

Media: Andrea Rose, (212) 895-8666, arose@joelefrank.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster®, is the worldwide leader in successfully connecting people to job opportunities. From the web, to mobile, to social, Monster helps companies find people with customized solutions using the world’s most advanced technology to match the right person to the right job. With a local presence in approximately 55 countries, Monster connects employers with quality job seekers at all levels, provides personalized career advice to consumers globally and delivers vast, highly targeted audiences to advertisers. To learn more about Monster’s industry-leading products and services, visit www.monster.com. More company information is available at http://about-monster.com.

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the fourth fiscal quarter 2012 or the full 2012 fiscal year. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-Q and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income from continuing operations, operating margin, net income from continuing operations, net (loss) income from discontinued operations, and diluted earnings (loss) per share all exclude certain pro-forma adjustments including: costs incurred for the 2012 restructuring; recovery of restitution award from former executive; costs incurred for the Company’s strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring program; the results of the Careers – China business as it has been classified as held for sale in the third quarter of 2012; the fair value adjustment to deferred revenue in connection with the acquisition the HotJobs Assets; the receipt of escrowed funds associated with the ChinaHR acquisition; severance and facility charges primarily related to the product and technology global reorganization; changes in sublet assumptions on previously exited facilities; acquisition and integration-related costs related to the acquisition of the HotJobs Assets; realized and unrealized gains and losses on marketable securities; and restructuring charges primarily related to severance and facility charges associated with the decision to no longer engage in certain activities within the Internet Advertising & Fees segment. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization, non-cash compensation expense and non-cash restructuring costs. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as net income or loss from operations before depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Bookings represent the dollar value of contractual orders received in the relevant period.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities is defined as cash and cash equivalents plus short-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term marketable securities plus unused borrowings under our credit facilities. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$221,710	$248,580	$681,971	$761,241

Salaries and related	100,837	121,602	317,117	379,833
Office and general	61,289	52,912	173,222	174,652
Marketing and promotion	44,712	42,911	148,517	150,582
Restructuring and other special charges	244	2,004	25,678	2,004
Recovery of restitution award from former executive	—	—	(5,350)	—

Total operating expenses	207,082	219,429	659,184	707,071

Operating income	14,628	29,151	22,787	54,170
Interest and other, net	(1,530)	(1,422)	(4,172)	(2,427)

Income before income taxes and loss in equity interests	13,098	27,729	18,615	51,743
(Benefit from) provision for income taxes	(26,162)	8,813	(39,122)	16,132
Loss in equity interests, net	(271)	(368)	(726)	(996)

Income from continuing operations	38,989	18,548	57,011	34,615
(Loss) income from discontinued operations, net of tax	(233,228)	13,279	(242,706)	8,276

Net (loss) income	$(194,239)	$31,827	$(185,695)	$42,891

Basic (loss) earnings per share:
Income from continuing operations	$0.35	$0.15	$0.50	$0.28
(Loss) income from discontinued operations, net of tax	(2.10)	0.11	(2.14)	0.07

Basic (loss) earnings per share	$(1.75)	$0.26	$(1.64)	$0.35

Diluted (loss) earnings per share:
Income from continuing operations	$0.35	$0.15	$0.50	$0.27
(Loss) income from discontinued operations, net of tax	(2.10)	0.11	(2.14)	0.07

Diluted (loss) earnings per share	$(1.75)	$0.26	$(1.64)	$0.34

Weighted average shares outstanding:
Basic	111,239	122,991	113,460	122,212

Diluted	112,212	123,972	114,622	124,338

Operating income before depreciation, amortization, and non-cash restructuring:
Operating income	$14,628	$29,151	$22,787	$54,170
Depreciation and amortization of intangibles	16,141	17,353	48,094	52,121
Amortization of stock-based compensation	5,711	8,788	21,274	33,805
Restructuring non-cash expenses	—	—	6,417	—

Operating income before depreciation, amortization, and non-cash restructuring	$36,480	$55,292	$98,572	$140,096

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows provided by operating activities:
Net (loss) income	$(185,695)	$42,891

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	52,741	56,298
Provision for doubtful accounts	2,064	2,452
Non-cash compensation	21,582	34,431
Deferred income taxes	(294)	(6,562)
Non-cash restructuring write-offs	6,417	—
Loss in equity interests, net	726	996
Gains on auction rate securities	—	(1,732)
Reversal of uncertain tax positions	(43,193)	—
Impairment of goodwill	216,221	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	13,341	47,696
Prepaid and other	11,109	(2,361)
Deferred revenue	(28,277)	(24,931)
Accounts payable, accrued liabilities and other	(30,904)	(24,163)

Total adjustments	221,533	82,124

Net cash provided by operating activities	35,838	125,015

Cash flows used for investing activities:
Capital expenditures	(46,902)	(45,433)
Cash funded to equity investee	(2,077)	(2,559)
Sales and maturities of marketable securities	—	1,732
Dividends received from unconsolidated investee	728	443

Net cash used for investing activities	(48,251)	(45,817)

Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities	221,355	107,725
Payments on borrowings on credit facilities	(271,802)	(9,500)
Proceeds from borrowings on term loan	100,000	—
Payments on borrowings on term loan	(42,500)	—
Repurchase of common stock	(65,611)	—
Tax withholdings related to net share settlements of restricted stock awards and units	(8,030)	(16,876)
Proceeds from the exercise of employee stock options	23	23

Net cash (used for) provided by financing activities	(66,565)	81,372

Effects of exchange rates on cash	3,764	(1,938)
Net (decrease) increase in cash and cash equivalents	(75,214)	158,632
Cash and cash equivalents, beginning of period	250,317	163,169

Cash and cash equivalents, end of period	$175,103	$321,801

Free cash flow:
Net cash provided by operating activities	$35,838	$125,015
Less: Capital expenditures	(46,902)	(45,433)

Free cash flow	$(11,064)	$79,582

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$175,103	$250,317
Accounts receivable, net	315,058	343,546
Property and equipment, net	150,541	156,282
Goodwill and intangibles, net	913,793	1,184,122
Other assets	103,797	123,731
Assets of business held for sale	80,303	—

Total Assets	$1,738,595	$2,057,998

Liabilities and Stockholders’ Equity:
Accounts payable, accrued expenses and other current liabilities	$170,700	$213,817
Deferred revenue	332,723	380,310
Current portion of long-term debt and borrowings on credit facility	14,191	188,836
Long-term income taxes payable	61,612	94,750
Long-term debt, less current portion	181,750	—
Other long-term liabilities	10,897	16,158
Liabilities of business held for sale	31,881	—

Total Liabilities	$803,754	$893,871

Stockholders’ Equity	934,841	1,164,127

Total Liabilities and Stockholders’ Equity	$1,738,595	$2,057,998

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$221,710	$—		$221,710	$248,580	$—		$248,580
Salaries and related	100,837	—		100,837	121,602	—		121,602
Office and general	61,289	(1,484	) g	59,805	52,912	—		52,912
Marketing and promotion	44,712	—		44,712	42,911	—		42,911
Restructuring and other special charges	244	(244	) e	—	2,004	(2,004	) e	—

Total operating expenses	207,082	(1,728)		205,354	219,429	(2,004)		217,425

Operating income	14,628	1,728		16,356	29,151	2,004		31,155
Operating margin	6.6%			7.4%	11.7%			12.5%
Interest and other, net	(1,530)	—		(1,530)	(1,422)	—		(1,422)

Income before income taxes and loss in equity interests	13,098	1,728		14,826	27,729	2,004		29,733
(Benefit from) provision for income taxes	(26,162)	31,169	ij	5,007	8,813	671	j	9,484
Loss in equity interests, net	(271)	—		(271)	(368)	—		(368)

Income from continuing operations	38,989	(29,441)		9,548	18,548	1,333		19,881

(Loss) income from discontinued operations	(233,228)	233,228	k	—	13,279	(13,279	) k	—

Net (loss) income	$(194,239)	$203,787		$9,548	$31,827	$(11,946)		$19,881

Diluted (loss) earnings per share:*
Income from continuing operations	$0.35	$(0.26)		$0.09	$0.15	$0.01		$0.16
(Loss) income from discontinued operations, net of tax	(2.10)	2.10		—	0.11	(0.11)		—

Diluted (loss) earnings per share	$(1.75)	$1.83		$0.09	$0.26	$(0.10)		$0.16

Weighted average shares outstanding:
Basic	111,239	111,239		111,239	122,991	122,991		122,991
Diluted	112,212	112,212		112,212	123,972	123,972		123,972

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$681,971	$—		$681,971	$761,241	2,658	a	$763,899
Salaries and related	317,117	—		317,117	379,833	(1,178	) b,c	378,655
Office and general	173,222	(3,313	) g	169,909	174,652	(6,829	) c,d	167,823
Marketing and promotion	148,517	—		148,517	150,582	—		150,582
Restructuring and other special charges	25,678	(25,678	) e	—	2,004	(2,004	) e	—
Recovery of restitution award from former executive	(5,350)	5,350	f	—	—	—		—

Total operating expenses	659,184	(23,641)		635,543	707,071	(10,011)		697,060

Operating income	22,787	23,641		46,428	54,170	12,669		66,839
Operating margin	3.3%			6.8%	7.1%			8.7%
Interest and other, net	(4,172)	—		(4,172)	(2,427)	(1,120	) h	(3,547)

Income before income taxes and loss in equity interests	18,615	23,641		42,256	51,743	11,549		63,292
(Benefit from) provision for income taxes	(39,122)	52,993	ij	13,871	16,132	4,029	j	20,161
Loss in equity interests, net	(726)	—		(726)	(996)	—		(996)

Income from continuing operations	57,011	(29,352)		27,659	34,615	7,520		42,135

Loss from discontinued operations	(242,706)	242,706	k	—	8,276	(8,276	) k	—

Net (loss) income	$(185,695)	$213,354		$27,659	$42,891	$(756)		$42,135

Diluted (loss) earnings per share:*
Income from continuing operations	$0.50	$(0.26)		$0.24	$0.27	$0.06		$0.34
(Loss) income from discontinued operations, net of tax	(2.14)	2.14		—	0.07	(0.07)		—

Diluted (loss) earnings per share	$(1.64)	$1.88		$0.24	$0.34	$(0.01)		$0.34

Weighted average shares outstanding:
Basic	113,460	113,460		113,460	122,212	122,212		122,212
Diluted	114,622	114,622		114,622	124,338	124,338		124,338

Note Regarding ProForma Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

ProForma adjustments consist of the following:

a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to the acquisition of the HotJobs Assets in Q3 2010.
b	Severance charges primarily related to the reorganization of the product & technology groups on a global basis.
c	Acquisition and integration related costs associated with the acquisition of the HotJobs Assets.
d.	Charges related to changes in sublet assumptions on previously exited facilities.
e	Restructuring related charges pertaining to the strategic actions that the Company announced in January 2012 and charges related to the Company no longer engaging in the arbitrage lead generation business in 2011. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, and professional fees.
f	Restitution award paid by a former executive to the United States government in connection with the Company’s historical stock option practices.
g	Costs directly associated with our previously announced review of strategic alternatives.
h	Net realized gains on available for sale securities.
i	Non-GAAP income tax adjustment includes the reversal of income tax reserves on uncertain tax positions during the quarter and a non-recurring tax benefit related to certain losses arising from the Company’s restructuring program.
j	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income (loss) before income taxes and loss in equity interests.
k	Represents the results of discontinued operations related to our decision to sell our Careers-China business. The sale is expected to be completed during the next 12 months.
*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

Three Months Ended September 30, 2012	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue - GAAP	$115,455	$87,451	$18,804		$221,710
Non GAAP Adjustments	—	—	—		—

Revenue - Non GAAP	$115,455	$87,451	$18,804		$221,710

Operating income (loss) - GAAP	$17,169	$4,124	$4,990	$(11,655)	$14,628
Non GAAP Adjustments	(116)	570	9	1,265	1,728

Operating income (loss) - Non GAAP	$17,053	$4,694	$4,999	$(10,390)	$16,356

OIBDA - GAAP	$26,887	$10,552	$6,990	$(7,949)	$36,480
Non GAAP Adjustments	(116)	570	9	1,265	1,728

OIBDA - Non GAAP	$26,771	$11,122	$6,999	$(6,684)	$38,208

Operating margin - GAAP	14.9%	4.7%	26.5%		6.6%
Operating margin - Non GAAP	14.8%	5.4%	26.6%		7.4%
OIBDA margin - GAAP	23.3%	12.1%	37.2%		16.5%
OIBDA margin - Non GAAP	23.2%	12.7%	37.2%		17.2%

Three Months Ended September 30, 2011	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$123,160	$103,623	$21,797		$248,580
Non GAAP Adjustments	—	—	—		—

Revenue - Non GAAP	$123,160	$103,623	$21,797		$248,580

Operating income (loss) - GAAP	$21,434	$15,825	$395	$(8,503)	$29,151
Non GAAP Adjustments	—	323	1,681	—	2,004

Operating income (loss) - Non GAAP	$21,434	$16,148	$2,076	$(8,503)	$31,155

OIBDA - GAAP	$33,589	$24,374	$3,737	$(6,408)	$55,292
Non GAAP Adjustments	—	323	1,681	—	2,004

OIBDA - Non GAAP	$33,589	$24,697	$5,418	$(6,408)	$57,296

Operating margin - GAAP	17.4%	15.3%	1.8%		11.7%
Operating margin - Non GAAP	17.4%	15.6%	9.5%		12.5%
OIBDA margin - GAAP	27.3%	23.5%	17.1%		22.2%
OIBDA margin - Non GAAP	27.3%	23.8%	24.9%		23.0%

Nine Months Ended September 30, 2012	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue - GAAP	$351,418	$272,825	$57,728		$681,971
Non GAAP Adjustments	—	—	—		—

Revenue - Non GAAP	$351,418	$272,825	$57,728		$681,971

Operating income (loss) - GAAP	$35,279	$6,407	$13,565	$(32,464)	$22,787
Non GAAP Adjustments	14,213	9,433	1,166	(1,171)	23,641

Operating income (loss) - Non GAAP	$49,492	$15,840	$14,731	$(33,635)	$46,428

OIBDA - GAAP	$71,071	$28,149	$20,532	$(21,180)	$98,572
Non GAAP Adjustments	8,965	8,898	543	(1,184)	17,222

OIBDA - Non GAAP	$80,036	$37,047	$21,075	$(22,364)	$115,794

Operating margin - GAAP	10.0%	2.3%	23.5%		3.3%
Operating margin - Non GAAP	14.1%	5.8%	25.5%		6.8%
OIBDA margin - GAAP	20.2%	10.3%	35.6%		14.5%
OIBDA margin - Non GAAP	22.8%	13.6%	36.5%		17.0%

Nine Months Ended September 30, 2011	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$366,757	$305,918	$88,566		$761,241
Non GAAP Adjustments	2,658	—	—		2,658

Revenue - Non GAAP	$369,415	$305,918	$88,566		$763,899

Operating income (loss) - GAAP	$54,425	$38,082	$3,760	$(42,097)	$54,170
Non GAAP Adjustments	2,885	605	1,702	7,477	12,669

Operating income (loss) - Non GAAP	$57,310	$38,687	$5,462	$(34,620)	$66,839

OIBDA - GAAP	$92,460	$66,119	$14,643	$(33,126)	$140,096
Non GAAP Adjustments	2,885	605	1,702	7,477	12,669

OIBDA - Non GAAP	$95,345	$66,724	$16,345	$(25,649)	$152,765

Operating margin - GAAP	14.8%	12.4%	4.2%		7.1%
Operating margin - Non GAAP	15.5%	12.6%	6.2%		8.7%
OIBDA margin - GAAP	25.2%	21.6%	16.5%		18.4%
OIBDA margin - Non GAAP	25.8%	21.8%	18.5%		20.0%